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                                                                  EXHIBIT 10.8

Standard Office Lease Agreement                 Therapeutic Antibodies, Inc.
Memphis, TN, June 1985                          1207 17th Avenue South
                                                Suite 103
                                                Nashville, Tennessee 37212

                                  O F F I C E
                          L E A S E  A G R E E M E N T

STATE OF:   TENNESSEE
COUNTY OF:  DAVIDSON

         THIS AGREEMENT, made in multiple copies and entered into between The Vanderbilt University, herein designated as Landlord, and Therapeutic Antibodies, Inc., a Delaware corporation, herein designated as Tenant.

         WITNESSETH: That Landlord in consideration of the covenants and agreements to be performed by Tenant and upon the terms and conditions hereinafter stated does hereby lease, demise and let unto Tenant the following described space IN SPECIAL PROVISIONS, PARAGRAPH 33, (hereinafter known as the "demised premises") in the building known as 1207 17th Avenue, located at 1207 17th Avenue South, Nashville, Tennessee 37212 (hereinafter referred to as the "Building").

         TO HAVE AND TO HOLD the same for a term of forty eight (48) months commencing on February 1, 1997 and ending on January 31, 2001.

         By occupying the demised premises Tenant shall be deemed to have accepted the same as suitable for the purpose herein intended and to have acknowledged that the same comply fully with Landlord's covenants and obligations hereunder. If this lease is executed before the demised premises become vacant, or if any present tenant or occupant of the premises holds over, and Landlord cannot acquire possession of the demised premises prior to the date above recited as the commencement date of this lease, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the demised premises at such time as Landlord is able to tender the same. Landlord hereby waives payment of rent covering any period prior to the tendering of possession to Tenant hereunder.

         1. RENT. In consideration of this lease, Tenant agrees to pay to Landlord rent for the demised premises, in advance, without demand, deduction or set off at the rate described in SPECIAL PROVISIONS, PARAGRAPH 34. One such monthly installment shall be payable by Tenant to Landlord in advance, without demand, upon Tenant's execution of this lease, and a like monthly installment shall be due and payable on or before the first day of each succeeding calendar month during the term hereof. Rent for any fractional month at the beginning or end of the lease term shall be prorated.

In the event Tenant fails to pay any installment of rent or other incurred expense hereunder as and when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to ten percent (10%) of such installment and the failure to pay such amount within ten (10) days after demand thereof shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

         2. USE. The demised premises shall be used and occupied by Tenant as general office space. Tenant shall not use, or permit to be used, the demised premises for any other purpose. Tenant will not occupy or use, nor permit to be occupied or used any portion of the demised premises for any business or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner, or hazardous on account of fire, nor permit anything to be done which will in any way increase the rate of fire insurance on the Building or its contents. In the event that there shall be any increase in the rate of insurance on the Building or contents created by Tenant's acts or conduct of business, then such acts shall be deemed to be an event of default hereunder and Tenant hereby agrees to pay the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord's rights hereunder. Tenant shall comply with all laws, orders, rules and regulations relating to the use, condition and occupancy of the Premises.

         3. LANDLORD'S OBLIGATIONS. Landlord agrees to furnish Tenant while occupying the demised premises water, hot and cold, at those points of supply provided for general use of tenants of the Building; heated and refrigerated air conditioning in season, at such times as Landlord normally furnishes these services to all tenants of the Building; (which hours are: Mon.-Fri. from






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approx. 7:30 a.m. - 6 p.m. and Sat. from approx. 8 a.m. - 12 p.m.) and at such temperatures and in such amounts as are considered by Landlord to be standard, such service on Sundays and holidays to be optional on the part of Landlord; janitor service on weekdays other than holidays; elevator service; and electric service in the manner and to the extent deemed by Landlord to be standard; but failure to any extent to furnish or any stoppage of these defined services, resulting from causes beyond control of Landlord or from any cause, shall not render Landlord liable in any respect for damages to person, property or business, nor be construed as an eviction of Tenant nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Tenant shall pay to Landlord on demand such charges as Landlord may reasonably prescribe for any electric service required by Tenant for computers if Tenant consumes more than the average use by Tenants in the Building, after hours or additional air conditioning and heating and other electrical equipment or other electric service deemed by Landlord not to be standard.

         4. TENANT'S REPAIRS AND ALTERATIONS. Tenant will not in any manner deface, damage or injure the Building, and will pay the cost of repairing any damage or injury done to the Building or any part thereof by Tenant or Tenant's agents, employees or invitees. Tenant shall throughout the term of this lease take good care of the demised premises and keep them free from waste and nuisance of any kind. Tenant agrees to keep the demised premises, including all fixtures installed by Tenant and any plate glass, in good condition and make all necessary repairs. At the end or other termination of this lease, Tenant shall deliver the demised premises with all improvements located thereon, except as provided in this paragraph, in good repair and condition, reasonable wear and tear excepted. Tenant shall not make or allow to be made any alterations or physical additions in or to the demised premises without the prior written consent of Landlord. At the termination of this lease Tenant shall, if Landlord so elects, remove all alterations, physical additions or improvements erected by Tenant and restore the demised premises to their original condition, otherwise such improvements shall be delivered to Landlord with the demised premises. All furniture and moveable trade fixtures installed by Tenant may be removed by Tenant at the termination of this lease if Tenant so elects, and shall be removed if Landlord so elects. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the Building.

         5. ASSIGNMENT OR SUBLEASE. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject of this lease. Tenant shall not assign this lease or sublet all or any part of the demised premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Landlord shall have the option, upon receipt from Tenant of written request for Landlord's consent to subletting or assignment, to cancel this lease as of the date the requested subletting or assignment is to be effective and to enter into a new lease agreement directly with the proposed sublessee or assignee. The option shall be exercised if at all, within fifteen (15) days following Landlord's receipt of written notice by delivery to Tenant of written notice of Landlord's intention to exercise the option. In the event of any assignment or subletting, Tenant shall nevertheless at all times, remain fully responsible and liable for the payment of the rent specified and for compliance with all of its other obligations under the terms, provisions and covenants of this lease. Upon the occurrence of an "event of default" if all or any part of the demised premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this lease or provided by law, may at its option collect directly from the assignee or subtenant all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties on the demised premises to secure payment of such sums.

         6. MAINTENANCE. Tenant will maintain the demised premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) with reference to use, condition, or occupancy of the demised premises.

         7. INDEMNITY. Landlord shall not be liable for and Tenant will indemnify and save harmless Landlord from any and all fines, suits, claims, demands, and actions of any kind (including attorney's fees) by reason of any negligence, misconduct, or any breach, violation, or non-performance of any covenant hereof on the part of Tenant or Tenant's agents, employees, or invitees. Tenant shall not be liable for and Landlord will indemnify and save harmless Tenant from any and all fines assessed against Landlord or Landlord's agents because of the acts or ommissions of the Landlord or Landlord's agents. Landlord shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or other matter beyond the reasonable control of Landlord, or for any damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatsoever except Landlord's negligence.

         8. RULES AND REGULATIONS. Tenant and Tenant's agents, employees and invitees, will comply fully with all requirements of the rules of the Building which are attached hereto and are made a part as though fully set out herein. Landlord shall

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at all times have the right to change such rules and regulations or to amend them in such reasonable manner as may be deemed advisable for safety, care, and cleanliness of the Building and for preservation of good order therein, all of which rules and regulations, changes, and amendments, will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of Tenant. The rules shall be uniformly applied to all tenants in the Building.

         9. INSPECTION. Landlord, or its officers, agents, and representatives, shall have the right to enter into and upon any and all parts of the demised premises, (a) at all reasonable hours to inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary, or (b) during business hours to show the demised premises to prospective tenants, purchasers or lenders, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

         10. CONDUCT OF BUSINESS. Tenant will conduct his business, and control his agents, employees, and invitees in such a manner as not to create any nuisance or interfere with, annoy or disturb other tenants or Landlord in the management of the Building.

         11. CONDEMNATION. If the demised premises shall be taken or condemned in whole or part for public purposes, then the term of this lease shall at the option of Landlord forthwith cease and terminate.

         12. FIRE & OTHER CASUALTY. In the event that the Building should be totally destroyed by fire, tornado or other casualty, or should be so damaged that rebuilding or repairs cannot be completed within two hundred forty (240) days after the date of such damage, Landlord may at its option terminate this lease in which event the rent shall be abated during the unexpired portion of this lease effective with the date of such damage, or Landlord may proceed to rebuild and repair the Building and the demised premises. In the event the Building should be damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs can be completed within two hundred forty
(240) days after the date of such damage, or if the damage should be more serious but Landlord does not elect to terminate this lease, in either such event Landlord shall within thirty (30) days after the date of such damage commence to rebuild or repair the Building and shall proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, and other improvements which may have been placed by Tenant or other tenants within the Building. If the fire or other casualty was not due to the fault of Tenant, it's agents or employees, payment of rent and operating expenses shall abate during the time the demised premises are unfit for occupancy. In the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and this lease shall terminate upon notice to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the demised premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

         13. HOLDING OVER. Should Tenant, or any of its successors in interest, hold over the demised premises, or any part thereof, after the expiration of the term of this lease, unless otherwise agreed to in writing, such holding over shall constitute and be construed as a tenancy from month to month only, at a rental equal to the rent paid for the last month of the term of this lease plus fifty percent (50%) of such amount. The inclusion of the preceding sentence shall not be construed as the Landlord's consent for the Tenant to hold over.

         14. TAXES ON TENANT'S PROPERTY. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the demised premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the demised premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder. Upon request by Tenant, Landlord shall furnish within a reasonable period of time, all relevant documents related to the increased tax assessment.

         15. RENT ADJUSTMENT - OPERATING EXPENSES. In the event that operating expenses for the Building for any calendar year during the term of this lease (including without limitation the calendar year in which the lease term commences) exceed the amount described in SPECIAL PROVISIONS, PARAGRAPH 35 per square foot, Tenant agrees to pay the Landlord, as additional rental, a prorated share of such increased expenses for the entire Building, based on the ratio that the Tenant's area bears to the total area of the Building determined by a consistent method of measurement.

         Within one hundred fifty (150) days after the close of the calendar year, Landlord shall give Tenant a statement of the operating expenses for the Building for such calendar year. If such operating expenses exceed the amount described in SPECIAL



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PROVISIONS, PARAGRAPH 35 per square foot of area within the demised premises,
Tenant will pay Landlord, within thirty (30) days of statement receipt, Tenant's proportionate share of such increased expenses for the entire year immediately preceding issuance of said statement and for the previous months in the then current year. Thereafter, Tenant will pay an adjusted monthly rental which reflects the most recent year's operating expense increases, subject to further increases as aforesaid.

         If at lease commencement or termination a partial calendar year is involved, operating expenses shall be computed as though a full calendar year was involved and prorated for such partial year. If the lease terminates other than at the end of a calendar year, an estimate of current annual operating expenses shall be computed for the year of termination and any increased rental based on such estimate shall be billed to the Tenant at termination. Landlord will furnish Tenant an itemized statement of the actual operating expenses at the end of the calendar year as outlined in the preceding paragraph. In the event the Tenant payments exceed Tenant's proportionate share of the operating expenses Landlord will refund the excess amount. If the proportionate share has been understated the Tenant agrees to reimburse Landlord the additional cost as outlined in the preceding paragraph.

         For the purposes of this lease, operating expenses shall include those expenses paid or incurred by the Landlord for maintaining, operating and repairing the real property of which the demised premises are a part, the Building and other improvements thereon and the personal property used in conjunction therewith (hereafter collectively referred to as "Project") including but not limited to the cost of ad valorem taxes, any value added or similar tax, electricity, natural gas, ventilation, heating and air conditioning, water, window cleaning, janitorial service, insurance, including but not limited to fire, extended coverage, liability, worker's compensation, elevator or any other insurance carried in good faith by the Landlord and applicable to the Project, painting, uniforms, customary property management fees, supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, maintenance and repair of the Project and so-called fringe benefits, or any other cost or expenses which the Landlord pays or incurs to provide benefits for employees so engaged in the operation, maintenance and repair of the Project, the charges of any independent contractor who under contract with the Landlord or its representatives does any of the work of operating, maintaining or repairing the Project, legal and accounting expenses, including but not limited to such expenses as relate to seeking or obtaining reductions in and refunds of real estate taxes, or any other expense or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting and management principles would be considered as an expense of maintaining, operating or repairing the Project. If any Project expense, though paid in one year, relates to more than one calendar year, at the option of the Landlord such expense may be proportionately allocated among such related calendar years.

         Tenant at its expense shall have the right at all reasonable times to review Landlord's books and records relating to this lease for any year or years for which additional rental payments become due.

         16. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this lease:

         (a) Tenant shall fail to pay any installment of the rent hereby reserved and such failure shall continue for a period of ten (10) days following receipt of written notice of the same.

         (b) Tenant shall fail to comply with any term, provision or covenant of this lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant, provided if such term or provision is not capable of being complied with in said thirty
(30) day period, and Tenant is being reasonable diligent then there shall be no event of default.

         (c) Tenant shall make an assignment for the benefit of creditors.

         (d) Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder and such adjudication shall not be vacated or set aside or stayed within the time permitted by law.

         (e) A receiver or Trustee shall be appointed for all or substantially all of the assets of Tenant and such receivership shall not be terminated or stayed within the time permitted by law.

         (f) Tenant shall desert or vacate any substantial portion of the demised premises for a period of fifteen (15) days or more.

         17. REMEDIES. Upon the occurrence of any event of default specified in Paragraph 16 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

         (a) Terminate this lease in which event Tenant shall immediately surrender the demised premises to Landlord, and if Tenant



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fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession and expel or remove Tenant and any other person who may be occupying the demised premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the demised premises on satisfactory terms or otherwise.

         (b) Enter upon and take possession of the demised premises and expel or remove Tenant and any other person who may be occupying the demised premises or any part thereof by force, if necessary, without being liable for prosecution or any claim for damages, and if Landlord elects to relet the demised premises and receive the rent therefore, then Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of such reletting.

         (c) Enter upon the demised premises by force if necessary without being liable for prosecution or any claim for damages therefor, and do whatever the Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord on demand any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

         Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or any other damages occurring to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

         18. SURRENDER OF PREMISES. No action of the Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept a surrender of the demised premises shall be valid unless the same be made in writing and subscribed to by the Landlord.

         19. ATTORNEY'S FEES. In case it should be necessary or proper for either Landlord or Tenant to bring any action under this lease or to consult or place said lease, or any amount payable by Landlord or Tenant hereunder, with an attorney concerning or for the enforcement of any of Landlord's or Tenant's rights hereunder, then Landlord and Tenant each agree in each and any such case to pay to the other a reasonable attorney's fee.

         20. RECEIPTS FROM ASSIGNEE OR SUBTENANT. The receipt by the Landlord of rent from any assignee, subtenant or occupant of the demised premises shall not be deemed a waiver of the covenant contained in this lease against assignment and subletting or an acceptance of the assignee, subtenant or occupant as tenant or a release of the Tenant from the further observance or performance by the Tenant of the covenants in this lease contained, on the part of the Tenant to be observed and performed. No provision of this lease shall be deemed to have been waived by the Landlord unless such waiver be in writing signed by the Landlord.

         21. LANDLORD'S LIEN. In addition to any statutory Landlord's lien, Landlord shall have, at all times, a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement, or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently, or which may hereafter be situated on the demised premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all of the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the demised premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Paragraph 26 of this lease at least ten (10) days before the time of sale. Any sale made pursuant to the provision of this Paragraph 21 shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the demised premises or

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where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a local daily newspaper for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Tenant or as otherwise required by law; the Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in this state. Any statutory lien for rent is not hereby waived, the security interest herein granted being in addition and supplementary thereto.

         22. SUBORDINATION. At the option of Landlord's mortgagee, the Tenant agrees to subordinate this lease to any mortgage or encumbrance which Landlord may have placed, or may hereafter place, on the premises. Tenant agrees to execute on demand any instrument which may be deemed necessary or desirable to render such mortgage or encumbrance, whenever made, superior and prior to this lease.

         23. ESTOPPEL CERTIFICATE. Tenant shall promptly furnish Landlord on Landlord's request after delivery of the demised premises an estoppel agreement addressed to Landlord and Landlord's mortgagee in such form as said mortgagee shall reasonably request:

         (a) That the demised premises have been satisfactorily completed, (a list of any incomplete items may be attached) and that Tenant has accepted the premises.

         (b) The commencement date of the lease and the date rent commenced.

         (c) That the lease is in full force and effect and that Landlord is not in default thereunder.

         (d) That there are no offsets or other conditions precedent for the effectiveness of the lease.

This condition is a covenant of this lease agreement and a failure to comply with same shall constitute a default hereunder.

         24. INSURANCE. Tenant at its expense is required to carry for the protection of the Tenant, Landlord and Landlord's agents as their interests may appear, general public liability and vandalism insurance with limitations of not less than $300,000.00 for any one person injured in any one accident and not less than $500,000.00 for more than one person injured in any one accident and not less than $50,000.00 for property damage per accident covering any accidents for which Tenant is legally liable, with a responsible insurance company, qualified to do business in the State of Tennessee, copy of certificates of insurance to be furnished to Landlord.

         25. QUIET ENJOYMENT. Landlord represents and covenants that it has full right, power, and authority to make this lease and that Tenant, upon payment of the rentals and performing the covenants on Tenant's part to be performed hereunder, shall and may peaceably and quietly have, hold and enjoy the demised premises during the term hereof and any extensions thereof, free from interference or disturbance from Landlord, but subject to the terms and conditions of this lease. Landlord agrees to make reasonable efforts to enforce building rules and regulations so as to protect Tenant from interference or disturbance by other tenants or third persons; however, Landlord shall not be liable for any such interference or disturbance, nor shall Tenant be released from any of the obligations of this lease because of such interference or disturbance.

         26. NOTICES. Each provision of this lease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

         (a) All rent and other payments required to be made by Tenant to Landlord hereunder, shall be payable to Landlord at the address hereinbelow set forth, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith;

         (b) Any notice or document required to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage prepaid, certified or registered mail, (with or without return receipt requested), addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:


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Tenant:  Therapeutic Antibodies, Inc.       Landlord: The Vanderbilt University
         1207 17th Avenue South                       c/o Trammell Crow SE, Inc.
         Suite 103                                    110 21st Avenue South,
         Nashville, TN 3721                             Suite 704
                                                      Nashville, Tennessee 37203

         27. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of Landlord.

         28. SEPARABILITY. If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the term of this lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties to this lease that in lieu of each clause or provision of this lease that is illegal, invalid or unenforceable, there be added as a part of this lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         29. AMENDMENTS; BINDING EFFECT. This lease may not be altered, changed, or amended, except by instrument in writing signed by both parties hereto. The terms, provisions, covenants, and conditions contained in this lease shall apply to, insure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

         30. GENDER. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         31. CAPTIONS. The captions contained in this lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this lease.

         32. ADDITIONAL PROVISIONS.

         See Special Provisions, Exhibits "A & B" and Rules and Regulations attached hereto and by reference made a part hereof.

         WITNESS, the signature of the parties hereto in multiple copies, this the _______ day of ______________________ A.D. 19_____.





TENANT: THERAPEUTIC ANTIBODIES, INC.       LANDLORD: VANDERBILT UNIVERSITY
        1207 17th Avenue South, Suite 103            c/o Trammell Crow Company
        Nashville, Tennessee 37212                   110 21st Avenue South,
                                                      Suite 704
                                                     Nashville, TN 37203

        By:  /s/ Martin Brown                        By: /s/ [Illegible]
           ----------------------                       -----------------------

WITNESS AS TO TENANT:                      WITNESS AS TO LANDLORD:

/s/ Jean Marstiller                        /s/ [Illegible]
---------------------------------          ------------------------------------

                          RULES AND AGREED REGULATIONS

         1. Tenant agrees to make deposit, in amount fixed by Landlord from time to time, for each key issued by Landlord to Tenant for his offices, and upon termination of the lease, to return all keys to Landlord. Landlord will refund amount deposited on each key returned. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the demised premises without the prior written consent of Landlord.

         2. Landlord will provide and maintain an alphabetical directory board in the Building.

         3. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service to Tenant, to Landlord for Landlord's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments, and installments of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

         4. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which requires use of elevators or stairways or movement through Building entrances or lobby shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant will include determination by Landlord and subject to his decision and control, of the time, method and routing of movement, and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to the damage of articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord, if damaged or injured as a result of acts in connection with carrying out this service for Tenant from time of entering the tract on which the Building stands to completion of work, and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant.

         5. No signs will be allowed in any form on exterior of Building or windows inside or out, and no signs except in uniform location and uniform styles fixed by Landlord will be permitted in the public corridors or on corridor doors or entrances to Tenant's space. All signs will be contracted for by Landlord for Tenant at the rate fixed by Landlord from time to time, and Tenant will be billed and pay for such service accordingly.

         6. No draperies, shutters or other window covering shall be installed on exterior windows or walls and doors facing public corridors without Landlord's prior written approval.

         7. No portion of the demised premises or any other part of Building shall at any time be used or occupied as sleeping or lodging quarters.

         8. Tenant shall not place, install or operate on the demised premises or in any part of the Building, any engine, stove, or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about premises any explosive, gasoline, kerosene, oil, acids, caustics or any other flammable, explosive, or hazardous materials without written consent of Landlord.

         9. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the demised public rooms regardless of whether such loss occurs when area is locked against entry or not.

        10. No birds or animals shall be brought into or kept in or about the Building.

        11. Employees of Landlord shall not receive or carry messages for or to Tenant or other person, nor contract with or render fee or paid services to Tenant or Tenant's agents, employees, or invitees.

        12. Landlord will not permit entrance to the demised premises by use of pass keys controlled by Landlord, to any person at any time without written permission by Tenant, except employees, contractors or service personnel directly supervised by Landlord.

        13. None of the entries, passages, doors, elevators, elevator doors, hallways or stairways shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into these areas, or such areas be used at any time except for ingress by Tenant, Tenant's agents, employees or invitees.

         14. Tenant and its employees, agents, and invitees, shall observe and comply with the driving and parking signs and markers on the premises surrounding the Building.

         15. Landlord shall have the right to prescribe the weight and position of safes, computers, and other heavy equipment which shall, in all cases, in order to distribute their weight, stand on supporting devices approved by Landlord. All damage done to the Building by placing in or taking out any property of Tenant while in the Building shall be repaired promptly at the expense of Tenant.

         16. To insure orderly operation of the Building, no ice, mineral water or other beverages, food, towels, newspapers, etc., shall be delivered to the demised premises except by persons and at times approved by Landlord.

         17. Should Tenant require telegraphic, telephonic, annunciator, or other communication services, Landlord shall direct where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct.

         18. Without Landlord's prior approval, Tenant shall not install any radio or television antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building or on common walls with adjacent tenants.

         19. No hand trucks or other vehicles of any kind shall be used in or brought into the Building of the demised premises by Tenant or others unless such vehicle shall have been inspected and approved in writing by Landlord.

         20. Tenant shall store all of its trash and garbage within its demised premises. No material shall be placed in the trash boxes or receptacles if such material is of such natures that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

         21. The Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease covering premises in the Building.

         22. Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

                          THERAPEUTIC ANTIBODIES, INC

                               SPECIAL PROVISIONS

                                  7,941 R.S.F.



33. Demised Premises. Effective February 1, 1997, the demised premises will be, suite 305 containing 1,799 rentable square feet (herein known as "initial space"). Effective November 15, 1997, the demised premises will also include suite 103 containing 6,142 rentable square feet on floors 1 and 2 of named building (herein referred to as "Expansion Space"). See "Exhibits A & B" for description of demised premises.

34.              Rent.  Base monthly rental amount shall be as follows:

                           Year                           Initial Space     Expansion Space    Total monthly rental
                           ----                           -------------     ---------------    --------------------
                 February 1, 1997 - February 28,1997           -0-                -0-                 -0-
                 March 1, 1997 - November 14, 1997          $2,398.67             -0-              $ 2,398.67
                 November 15, 1997 - January 31, 1998       $2,398.67          $8,189.33           $10,588.00
                 February 1, 1998 - January 31, 1999        $2,436.15          $8,317.29           $10,753.44
                 February 1, 1999 - January 31, 2000        $2,473.63          $8,445.25           $10,918.88
                 February 1, 2000 - January 31, 2001        $2,511.10          $8,573.21           $11,084.31

35. Operating Expense Stop. The Operating Expense Stop applicable in Paragraph 15 of the Lease, shall be determined as the actual operating expenses for the calendar year 1996.

                 Operating expenses shall not include (a) expenses for repairs for which Landlord is reimbursed by insurance, (b) expenses incurred in leasing or procuring new tenants, (c) tenant space preparation or alteration costs, (c) interest or amortization payments on any mortgage or mortgages, (e) cost of any capital improvement determined in accordance of generally accepted accounting principles except such costs as reasonably amortized by Landlord of any capital improvement completed after the commencement date which is intended to reduce other operating expenses (f) leasing commissions, attorney's fees, space planning costs and other costs and expenses incurred in connection with new or existing space leases in the Building or with negotiations or disputes with present or prospective Tenants or other occupants other than Tenant of the Building; and (g) interest, principal, points or fees on any mortgage encumbering the Building.

36. Tenant Improvement Allowance. Landlord understands that Tenant shall require certain construction and renovation work to the Demised Premises in order for the Demised Premises to be suitable as office space for Tenant's business purposes (the "Tenant Work"). Landlord shall provide to Tenant an allowance for the Tenant Work of Twenty-Three Thousand Eight Hundred Twenty-Three Dollars ($23,823.00) ($3.00 per rentable square foot for the Demised Premises) (the "Tenant Improvement Allowance"). The Tenant Improvement Allowance shall be available for use by Tenant throughout the Term of the Agreement and for any space currently leased by Tenant. Tenant shall have the right to select any contractor or subcontractors to perform the Tenant Work, so long as Tenant provides Landlord advance notice of the name of the contractor or subcontractors to perform the Tenant Work and Landlord approves the contractor and the contractor provides Landlord with a liability insurance certificate indicating a minimum of $1,000,000.00 in liability insurance protection. Prior to commencement of the Tenant Work, Tenant shall submit to Landlord a description of the Tenant Work in reasonable detail, including building plans and specifications for the Demised Premises (if any) (the "Plans") for approval by Landlord, which approval shall not be unreasonably withheld or delayed. The Tenant Improvement Allowance or any portion thereof shall be paid by Landlord within thirty (30) days following submittal by Tenant to Landlord of invoices or other reasonable documentation evidencing the cost for the Tenant Work or any portion thereof. If the Tenant Improvement Allowance is not paid by Landlord within the time provided for in this Section/but only if Tenant is not in default as to any of the terms, provisions and covenants of this Agreement, Tenant shall have the right to offset the monthly payment of Rent as provided for in this Agreement up to the amount of the Tenant Improvement Allowance. Any costs incurred in performing the

                 Tenant Work in excess of the Tenant Improvement Allowance shall be paid for by Tenant. Tenant agrees to provide to Landlord upon request reasonable documentation evidencing payment to all contractors or subcontractors in connection with the Tenant's carrying out of the Tenant Work.

37. First Right of Refusal Space. Landlord will provide a First Right of Refusal on any contiguous space on the 1st or 2nd floor. This is a one time option to be exercised within 10 days of written notification of availability. The exact square footage, rental rate and tenant improvements associated with this space will be specified by Landlord in its Notice of Availability and shall be based on the amount offered to any prospective tenants of such space.

38. Termination Option. Landlord shall allow a one time option to terminate the initial space, suite 305, if, and only if, the Tenant exercises it's First Right of Refusal on an amount of square footage to be mutually agreed upon. Such termination must occur simultaneously with the execution of a lease for the new space.

39. Visitor Parking. Landlord shall provide 3 designated visitor spaces located adjacent to the exterior entrance to suite 103.

40. Renewal Option. Landlord shall provide one renewal option to extend the lease term for a 3 year period. The rental rate for the extension to be mutually agreed upon but in no event will be less than the rental rate charged during the last year of the initial lease.

41. Brokers. Landlord and Tenant each warrant to the other that there are not brokers involved in the Lease Agreement except RCM Realty and Trammell Crow Company. Landlord agrees to pay a cash-out commission of six percent (6%) of the aggregate Base Rent payable pursuant to the Lease Agreements initial term. The commission shall be payable within 30 days of execution of the Lease Agreement and shall be payable one half (3%) to RCM Realty and one half (3%) to Trammell Crow Company.

42. Hazardous Wastes. Tenant shall not cause or permit the use, generation, storage or disposal in or about the demised premises of any substance, materials or wastes subject to regulation under any federal, state or local law from time to time in effect concerning hazardous, toxic or radioactive materials (hereinafter "Hazardous Materials") unless Tenant shall have received Landlord's prior written consent, which consent Landlord may withhold or at any time revoke at its sole discretion. If Tenant uses, generates, stores or disposes of an Hazardous Materials in or about the demised premises, Tenant shall obtain all necessary permits and comply with all statutes, regulations and rules applicable to such activity. Upon termination of this Lease, Tenant shall remove all Hazardous Materials, along with all storage and disposal facilities, from the demised premises, such removal to be in accordance with procedures approved by the proper governmental authority. Tenant shall indemnify and hold Landlord harmless from and against all liability, cost, claim, penalty, expense and fees (including court costs and attorneys' fees) arising from Tenant's use, generation, storage, or disposal of Hazardous Materials in or about the demised premises. Landlord shall indemnify and hold Tenant harmless from and against all liability, costs and expenses relating to Hazardous Materials which were existing in the Demised Premises or Building as of the Commencement Date of this Lease other than Hazardous Materials encountered by Tenant in the course of Tenant's Work (as defined above). This section shall survive the expiration or earlier termination of this Lease.

43.              Compliance with Public Accommodation Laws. Intentionally
                 Ommitted

44. Landlord's Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Building and the Land, and Landlord shall not be personally liable for any deficiency. This section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

45. No Offer. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

46. Financial Statements. This Lease is contingent upon the Landlord's receipt of satisfactory financial statements for Therapeutic Antibodies, Inc.. If, in the Landlord's sole determination at the date of execution, the financial statements do not indicate ability to pay rent, then their Lease document will be null and void.

47. Condemnation. The entire award of damages or compensation for a taking of the Premises, whether such taking would be in hole or in part, shall belong to and be the property of Landlord, except for such compensation as maybe made for Tenant's moving or relocation expenses, Tenant's business interruption losses, and for the taking of Tenant's trade fixtures, which compensation shall belong to and be the property of Tenant.

                          THERAPEUTIC ANTIBODIES, INC

                                   EXHIBIT A

                                 INITIAL SPACE

                                  1,799 R.S.F.

                          THERAPEUTIC ANTIBODIES, INC

                                   EXHIBIT B

                                EXPANSION SPACE

                                  6,142 R.S.F.